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                                  EXHIBIT 4.1





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                       LARK SEQUENCING TECHNOLOGIES, INC.

                             1990 STOCK OPTION PLAN


         1. Purpose. This 1990 Stock Option Plan of Lark Sequencing Technologies, Inc. for directors, key employees and other employees of the Company and independent contractors, consultants, and agents performing services for the Company is intended to advance the best-interest of the Company by providing those persons who have a substantial responsibility for its growth with additional incentive and by increasing their proprietary interest in the success of the Company--thereby encouraging them to continue their employment or affiliation.

         2. Definitions. As used herein the words and phrases next below set out shall have the meaning next below attributed to them unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning:

                 a. "Affiliate" shall mean any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 b. "Board of Directors" shall mean the board of directors of the Company.

                 c. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 d. "Company" shall mean Lark Sequencing Technologies, Inc., a Delaware corporation.

                 e. "Fair Market Value" of the Stock as of any date shall mean (i) the average of the high and low sale prices of the Stock on such date on the principal securities exchange on which the Stock is listed; or (ii) if the Stock is not listed on a securities exchange, the average of the high and low sale prices of the Stock on such date as reported on the NASDAQ National Market System; or (iii) if the Stock is not listed on the NASDAQ





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         National Market System, the average of the high and low bid quotations for the Stock on such date as reported by the National Quotation
         Bureau Incorporated; or (iv) if none of the foregoing is applicable, as determined by the Board of Directors.

                 f. "Incentive Option" shall mean an Option granted hereunder which is designated as such and satisfies the requirements of section 422A of the Code.

                 g. "Nonqualified Option" shall mean an Option other than an Incentive Option.

                 h. "Option" shall mean an option granted under the terms of the Plan to purchase shares of Stock.

                 i. "Option Agreement" shall mean the written agreement which sets forth the terms of an Option.

                 j. "Optionee" shall mean the person to whom an Option is granted.

                 k. "Plan" shall mean the 1990 Stock Option Plan of Lark Sequencing Technologies, Inc., as herein set forth and as hereafter amended.

                 l. "Stock" shall mean the Common Stock of the Company, $0.0001 par value.

                 m. "Ten-Percent Shareholder" shall mean an individual who, at the time the Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Affiliate. For purposes of the immediately preceding sentence, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

         3. Administration. The Plan shall be administered by the Board of Directors; and all questions of interpretation and application of the Plan or of Options shall be subject to the determination, which shall be final and binding, of the Board of Directors. The Plan shall be administered in such a manner as to permit the Options granted hereunder which are designated as such to qualify as Incentive Options.





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         4.      Option Shares.  The total amount of the Stock with respect to which Options may be granted shall be 269,000 shares; provided, that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of Paragraph 18 hereof. Such shares may be treasury shares or authorized but unissued shares.

         In the event that any outstanding Option for any reason shall expire or terminate by reason of the death or severance of employment or affiliation of the Optionee, the surrender of any such Option, or any other cause, the shares of Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

         5. Authority to Grant Options. The Board of Directors may grant from time to time to such eligible individuals as it shall from time to time determine an Option, or Options, to buy a stated number of shares of Stock under the terms and conditions of the Plan. With respect to each Option, the Board of Directors shall specify whether such Option shall constitute an Incentive Option or a Nonqualified Option. Subject only to any applicable limitations set forth elsewhere in the Plan, the number of shares of Stock to be covered by any Option shall be as determined by the Board of Directors.

         6.      Eligibility.   The individuals who shall be eligible to
receive Incentive Options shall be such key employees of the Company and members of the Board of Directors but only if those members are key employees of the Company who are performing services for the Company, as the Board of Directors shall determine from time to time. The individuals who shall be eligible for Nonqualified Options shall be such members of the Board of Directors, key employees and other employees of the Company, and independent contractors, consultants, and agents who perform services for the Company, as the Board of Directors shall determine from time to time. Notwithstanding the preceding provisions of this Paragraph, the Board of Directors may designate one or more individuals who shall not be eligible to receive options under the Plan or under other similar plans of the Company.

         7. Option Price. The price at which shares may be purchased pursuant to Incentive Options shall be not less than the greater of: (i) one hundred percent of the Fair Market Value of the shares of Stock on the date the Option is granted or (ii) the aggregate par value of such shares on the date the Option is granted, and the Board of Directors in its discretion may provide that the price at which shares may be so purchased shall be more than one hundred percent of such Fair Market Value. In the case of any Ten-Percent Shareholder, the price at which shares may be so purchased under an Incentive Option shall be not less than 110 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted. The price at which shares may be purchased pursuant to Nonqualified Options shall be the price determined by the Board of Directors in its discretion so long as it is not less than the par value of such shares on the date the Option is granted.





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         8.      Duration of Options.  No Option shall be exercisable after the expiration of ten years from the date such Option is granted. In the case of any Ten-Percent Shareholder, no Incentive Option shall be exercisable after the expiration of five years from the date such Incentive Option is granted.

         9. Amount Exercisable. Each Option may be exercised so long as it is valid and outstanding, from time to time, in part or as a whole, in such manner and subject to such conditions, as the Board of Directors in its discretion may provide in the Option Agreement. Notwithstanding the immediately preceding sentence, the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which such Incentive Option is exercisable for the first time by the Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) shall not exceed $100,000.

         10. Exercise of Options. Options shall be exercised by the delivery of written notice to the Board of Directors setting forth the number of shares with respect to which the Option is to be exercised and the address to which the certificates representing shares of the Stock issuable upon the exercise of such Option shall be mailed. In order to be effective, such written notice shall be accompanied, at the time of its actual receipt by the Board of Directors, by payment of the option price of such shares, which payment shall be made by check in an amount equal to the option price of such shares. Notwithstanding the immediately preceding sentence, if at the time of actual receipt by the Board of Directors of such written notice, (i) the Company has unrestricted earned surplus in an amount not less than the option price of such shares, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding preferred stock of the Company have been fully paid, (iii) the reacquisition by the Company of its own shares of Stock for the purpose of enabling the Optionee to exercise such Option is otherwise permitted by applicable law and without any vote or consent of any shareholder of the Company, and (iv) there shall have been adopted, and there is in full force and effect, a resolution of the Board of Directors authorizing the reacquisition by the Company of its own shares of Stock for such purpose, then such Optionee may deliver to the Board of Directors, in payment of the option price of the shares with respect to which such Option is exercised, (a) certificates registered in the name of such Optionee representing a number of shares of Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind, and having a Fair Market Value on the date of actual receipt by the Board of Directors of such written notice that is not greater than the option price of the shares with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates, with the signature of such record holder guaranteed by an institution acceptable to the Board of Directors, and
(b) if the option price of the shares with respect to which such Option is to be exercised exceeds such Fair Market Value, a check payable to the order of the Company in an amount equal to the amount of such excess. Notwithstanding the foregoing provisions of this





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Paragraph 10, the Board of Directors, in its sole discretion, may refuse to accept shares of Stock in payment of the option price of the shares with respect to which such Option is to be exercised and, in that event, any certificates representing shares of Stock which were delivered to the Board of Directors with such written notice shall be returned to such Optionee together with notice to such Optionee of the refusal of the Board of Directors to accept such shares of Stock. If, within fourteen business days after the receipt by such Optionee of such written notice, such Optionee shall not have delivered to the Board of Directors a check in an amount equal to the option price of the shares with respect to which such Option is to be exercised, such written notice from the Optionee to the Board of Directors shall be ineffective to exercise such Option. In its sole and absolute discretion, the Board of Directors may require, as an additional condition to the issuance of Stock upon exercise of an Option, that the Optionee furnish the Board of Directors with an executed copy of a stock purchase agreement, in such form as may be required by the Board of Directors, at the time notice of exercise is delivered to the Company or within three business days after the proposed agreement is presented to the Optionee, if later. As promptly as practicable after the receipt by the Board of Directors of (i) such written notice from the Optionee setting forth the number of shares with respect to which such Option is to be exercised, (ii) payment of the option price of such shares in the form required by the foregoing provisions of this Paragraph 10, and (iii) a fully executed stock purchase agreement in the form required by the Board of Directors, if any is so required, the Company shall cause to be delivered to such Optionee (or to a specified escrow agent if so required under the terms of any applicable stock purchase agreement) certificates representing the number of shares with respect to which such Option has been so exercised, such certificates to be registered in the name of such Optionee, provided that such delivery shall be considered to have been made when such certificates shall have been mailed, postage prepaid to such Optionee at the address specified for such purpose in such written notice from the Optionee to the Board of Directors.

         11. Transferability of Options. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

         12. Termination of Employment or Affiliation of Optionee. Except as otherwise expressly provided herein or in the Option Agreement, Incentive Options shall terminate immediately upon severance of employment of the Optionee from the Company for any reason, with or without cause, other than death or retirement for age or disability under the then established rules of the Company, and Nonqualified Options shall terminate immediately upon the severance of employment or affiliation relationship between the Company and the Optionee for any reason with or without cause other than death or retirement for age or disability under the then established rules of the Company. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment or affiliation relationship between the Company and the Optionee shall be determined by the Board of Directors at that time.





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         If, before the expiration of an Incentive Option, the Optionee shall be retired in good standing from the employ of the Company because of his age under the then established rules of the Company, the Incentive Option shall terminate on the earlier of such date of expiration or one day less than three months after his retirement. If before the expiration of a Nonqualified Option, the Optionee shall sever his affiliation with the Company for age under the then established rules of the Company, the Nonqualified Option shall terminate on the earlier of such date of expiration or one day more than six months after his severance of affiliation. In the event of retirement for age, or severance of affiliation for age, as the case may be, the Optionee shall have the right prior to the termination of the Option to exercise the Option to the extent to which he was entitled to exercise it immediately prior to his retirement or severance of affiliation for age, as the case may be.

         If, before the expiration of an Incentive Option, the Optionee shall be retired or severed from the employ of the Company for disability under the then established rules of the Company, the Option shall terminate on the earlier of such date of expiration or one day less than one year after the date he retired or was severed because of disability. If, before the date of expiration of a Nonqualified Option the Optionee shall be retired or severed for disability or shall have his affiliation with the Company severed for disability under the then established rules of the Company, the Option shall terminate on the earlier of such date of expiration or one day less than one year after the date of such severance. In the event that the Optionee shall be retired or severed from the employ of the Company for disability under the then established rules of the Company, or shall have his affiliation with the Company severed for disability under the then established rules of the Company, as the case may be, the Optionee shall have the right prior to the termination of the Option to exercise the Option to the extent to which he was entitled to exercise it immediately prior to his retirement or severance of employment or affiliation for disability, as the case may be.

         In the event of the death of a holder of an Incentive Option while in the employ of the Company or during the period after the employee has retired for age or disability or was severed for disability and before the date of expiration of the Option, such Option will terminate on the earlier of the date of expiration or one year following the date of his death. In the event of the death of a holder of a Nonqualified Option while in the employ of, or affiliated with, the Company or during the period that the Optionee had a right to exercise the Option after retirement for age or disability or termination for disability or his severance of affiliation because of disability or age and before the date of expiration of the Option, the Option will terminate on the earlier of the date of the expiration or one year following the date of such death. After the death of the Optionee holding either an Incentive Option or a Nonqualified Option, his executors, administrators or any persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the Option to the extent to which he was entitled to exercise it immediately prior to the death.





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         For the purpose of determining the employment relationship or other affiliation between the Company and the Optionee, employment by or affiliation with any Affiliate shall be considered employment by or affiliation with the Company, as shall employment by or affiliation with a corporation issuing or assuming a stock option in a transaction to which section 425(a) of the Internal Revenue Code of 1986, as amended, applies, or by a parent corporation or subsidiary corporation of such corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent corporation and subsidiary corporation specified in Paragraph 2(a), and the parent-subsidiary relationship shall be determined at the time of the corporate action described in section 425(a)).

         13. Requirements of Law. The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue such shares unless the Board of Directors has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. Any determination in this connection by the Board of Directors shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares covered hereby pursuant to applicable securities laws of any country or political subdivision thereof. In the event the shares issuable on exercise of an Option are not so registered, the Company may imprint on the certificate evidencing such shares any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         14. No Rights as Stockholder. No Optionee shall have rights as a Stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares: and, except as otherwise provided in Paragraph 18 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

         15. Employment or Affiliation Obligation. The granting of any Option shall not impose upon the Company or Affiliate any obligation to employ or become affiliated with, or continue to employ or be affiliated with, any Optionee; and the right of the Company or any Affiliate to terminate the employment or affiliation of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.





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         16.     Forfeiture for Competition.  Notwithstanding any other
provision of the Plan, the Board of Directors may provide in the Option Agreement that if at any time during the term of an Option granted hereunder the Board of Directors finds by a majority vote, after full consideration of the facts presented on behalf of the Company and the Optionee, that such Optionee, without the written consent of the Company, directly or indirectly owns, operates, manages, controls or participates in the ownership, management, operation or control of, or is employed by or is paid as a consultant or as an independent contractor by a business which competes with the Company or any Affiliate in the trade area served by the Company or any Affiliate at any time during the term of the Option but prior to its exercise in full and in which area the Optionee had performed services for the Company or any Affiliate while employed by it, the Optionee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates. The preceding provisions of this Paragraph 16 shall not be deemed to have been violated solely by reason of the Optionee's ownership of stock or securities of any publicly owned corporation, provided that such ownership does not result in effective control of such corporation, and provided further that written notice of such ownership is given to the Board of Directors within sixty (60) days after the later of (i) the date on which the Optionee is notified of the award of an Option, or (ii) the date on which such ownership is acquired.

         17. Forfeiture for Dishonesty. Notwithstanding anything to the contrary in the Plan, the Board of Directors may provide in the Option Agreement that if the Board of Directors finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by or affiliation with the Company or any Affiliate which damaged the Company or any Affiliate, or for disclosing trade secrets of the Company or any Affiliate, the Optionee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates. The decision of the Board of Directors as to the cause of an Optionee's discharge and the damage done to the Company or any Affiliate shall be final. No decision of the Board of Directors, however, shall affect the finality of the discharge of such Optionee by the Company or any Affiliate in any manner.

         18. Changes in the Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.





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         If the Company shall effect a subdivision or consolidation of shares or other capital re-adjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Stock as the result of the event requiring the adjustment.

         If the Company is merged or consolidated with another corporation or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive, in lieu of shares of Common Stock, the number and class or classes of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares as to which such Option shall be so exercised; (ii) the Board of Directors may waive any limitations set forth in or imposed pursuant to Paragraph 9 hereof so that all Options, from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Board of Directors, shall be exercisable in full; and (iii) all outstanding Options may be canceled by the Board of Directors as of the effective date of any such merger, consolidation, liquidation, sale or other disposition, provided that (A) notice of such cancellation shall be given to each holder of an Option and (B) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Paragraph 9 hereof) during a period set by the Board of Directors preceding the effective date of such merger, consolidation, liquidation, sale or other disposition and, provided further, that in the event all outstanding Options may not be exercised in full under applicable securities laws without registration of the shares of Common Stock issuable on exercise of such Options, the Board of Directors may limit the exercise of such Options to such number of shares of Common Stock, if any, as may be issued without such registration, the method of choosing which Options may be exercised and the number of shares of Common Stock for which such Options may be exercised to be solely within the discretion of the Board of Directors.





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         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

         19. Substitution Options. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

         20. Amendment or Termination of Plan. The Board of Directors may modify, revise or terminate this Plan at any time and from time to time. Notwithstanding the immediately preceding sentence, without the further approval of the holders of at least a majority of the outstanding shares of Stock or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors may not (a) change the aggregate number of shares which may be issued under Options pursuant to the provisions of the Plan, (b) change the class of individuals eligible to receive Options, (c) increase the aggregate fair market value (determined at the time an Incentive Option is granted) of the Common Stock with respect to which an Incentive Option is exercisable for the first time by an Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) to an amount greater than $100,000; and without the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable laws, or the written consent of the holders of a majority of the securities of the Company entitled to vote, the Board of Directors may not materially increase the benefits accruing to participants under the Plan. The Board shall have the power to make such changes in the Plan and in the regulations and administrative provisions hereunder or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted pursuant to the Plan to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.





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         21.     Tax Withholding.  The Company or any Affiliate shall be
entitled to deduct from other compensation payable to each Optionee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option; but, in the alternative, the Company may require the Optionee (or other person exercising the Option) to pay such sums directly to the employer corporation. If the Optionee (or other person exercising the Option) is required to pay such sums directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise. The Company shall not be obligated to issue shares to the Optionee (or such other person) upon exercise of any Option until such payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is sufficient to cover all such sums due with respect to such exercise. The Company shall not be obligated to advise an Optionee of the existence of the tax or the amount which the employer corporation will be so required to withhold.

         22. Written Agreement. Each Option granted hereunder shall be embodied in a written Option Agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the President or any Vice President of the Company for and in the name and on behalf of the Company. Such an Option Agreement shall contain such other provisions as the Board of Directors in its discretion shall deem advisable.

         23. Indemnification of the Board of Directors. With respect to administration of the Plan, the Company shall indemnify each present and future member of the Board of Directors against, and each member of the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Board of Directors, whether or not he continues to be such member of the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Board of Directors (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Board of Directors, or (ii) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Board of Directors unless, within sixty (60) days after institution of any such action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors





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
and shall be in addition to all other rights to which such member of the Board of Directors may be entitled as a matter of law, contract, or otherwise.

         24. Effective Date of Plan. The Plan shall become effective and shall be deemed to have been adopted on May 4, 1990, if within one year of that date it shall have been approved by the holders of at least a majority of the outstanding shares of voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate character, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Option shall be granted pursuant to the Plan after May 4, 2000.





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